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                                                             EXHIBIT 21.1


            SUBSIDIARIES OF TICKETMASTER ONLINE-CITYSEARCH, INC.


SUBSIDIARY                                             PLACE OF INCORPORATION

Ticketmaster Multimedia Holdings, Inc.                 Delaware

Match.com, Inc.                                        Delaware

CityAuction, Inc.                                      California

2b Technology, Inc.                                    Virginia

Web Media Ventures, Inc. (d/b/a One and Only           Texas
Network)

Sidewalk.com, Inc                                      Nevada

Ticketmaster Online-CitySearch UK Limited              United Kingdom

Ticketmaster Online-CitySearch Canada, Ltd.            Canada